UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2019

Recall Studios, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 537-5775

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2019, Jordan Fiksenbaum was appointed as the President of Recall Studios, Inc. (the “Company”).

Mr. Fiksenbaum, age 47, has served as Chief Executive Officer of Pulse Evolution Corporation since June 2017. Prior to joining Pulse Evolution, Mr. Fiksenbaum was the founder and Chief Executive Officer of Pop Experience from January 2015 until May 2017. From January 2014 until September 2014, Mr. Fiksenbaum served as Vice President of Marketing/PR-Resident 7Show Division of Cirque du Soleil. Mr. Fiksenbaum has been working professionally in the live entertainment industry for over 30 years, now bringing to the Company his impressive and relevant experience in senior management including strategic planning, operations, sales, marketing, promotions, event programming, and ticketing. While at Cirque du Soleil, he was responsible for the marketing, sales and public relations initiatives of nine resident shows, including launching Michael Jackson One in Las Vegas, which features an appearance of the holographic likeness of Michael Jackson. Within the theatre industry, Mr. Fiksenbaum worked on numerous award-winning productions, including The Phantom of the Opera, Ragtime, Disney’s the Lion King, Wicked, Les Misérables and Spamalot. His extensive experience and background also include his role as former Vice President of Theatrical Productions for Kimmel Center, Inc. in Philadelphia, and serving as a senior consultant to a diverse group of companies including Feld Entertainment, Celine Dion, DuPont, the Kodak Theatre and Theatre Dreams.

In connection with Mr. Fiksenbaum’s appointment as the Company’s President, the Company and Mr. Fiksenbaum entered into an Employment Agreement (“Employment Agreement”) effective February 1, 2019. Pursuant to the terms of the Employment Agreement, in exchange for Mr. Fiksenbaum’s services as President, the Company will pay Mr. Fiksenbaum an annual salary of $180,000. In addition, Mr. Fiksenbaum is eligible for an annual target bonus payment similar, as a percentage of base salary, to that received by all other C-Suite executives. The bonus will be determined based on the achievement of certain performance objectives of the Company as established by the Chief Executive Officer and communicated to Mr. Fiksenbaum as soon as practicable after commencement of the year in respect of which the bonus is paid. The bonus may be greater or less than the target bonus, based on the level of achievement of the applicable performance objectives. Mr. Fiksenbaum will also be eligible to receive equity awards under the Company’s incentive compensation plans and otherwise.

The Employment Agreement will terminate upon Mr. Fiksenbaum’s death or total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended).

In addition, the Company may terminate Mr. Fiksenbaum’s employment at any time for Cause (as hereinafter defined) or without Cause. Pursuant to the terms of the Employment Agreement, “Cause” means a termination based upon:

(i)	a material violation by Mr. Fiksenbaum of any material written rule or policy of the Company (A) for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee, and (B) which Mr. Fiksenbaum fails to correct within 10 days after Mr. Fiksenbaum receives written notice from the Company’s Board of Directors of such violation;

(ii)	misconduct by Mr. Fiksenbaum to the material and demonstrable detriment of the Company; or

(iii)	Mr. Fiksenbaum’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony.

Mr. Fiksenbaum may resign from his employment under the Employment Agreement at any time either with Good Reason (as hereinafter defined) or without Good Reason. Pursuant to the terms of the Employment Agreement, “Good Reason” means the occurrence, without Mr. Fiksenbaum’s express written consent, of any of the following:

(i)	a significant diminution by the Company of Mr. Fiksenbaum’s role with the Company or a significant detrimental change in the nature and/or scope of Mr. Fiksenbaum’s status with the Company (including a diminution in title);

(ii)	a reduction in Mr. Fiksenbaum’s base salary or target or maximum bonus, other than as part of an across the board reduction in salaries of management personnel (including all vice presidents and positions above) of less than 20%;

(iii)	at any time following a Change of Control (as defined in the Employment Agreement), a material diminution by the Company of compensation and benefits (taken as a whole) provided to Mr. Fiksenbaum immediately prior to a Change of Control;

(iv)	the relocation of Mr. Fiksenbaum’s principal executive office to a location more than 50 miles further from central business district of Jupiter, Florida, or any requirement that Mr. Fiksenbaum be based anywhere other than Mr. Fiksenbaum’s principal executive office; or

(v)	any other material breach by the Company of any of the terms and conditions of the Employment Agreement.

Upon termination of Mr. Fiksenbaum’s employment by the Company, with Cause or without Cause, or by Mr. Fiksenbaum with or without Good Reason, or upon Mr. Fiksenbaum’s death or total disability:

(i)	the Company shall pay to Mr. Fiksenbaum the base salary and benefits through the date of termination;

(ii)	the Company shall pay to Mr. Fiksenbaum accrued but unpaid bonus and benefits through the date of termination; and

(iii)	the Company shall pay to Mr. Fiksenbaum any unreimbursed expenses incurred by Mr. Fiksenbaum.

Upon any termination of Mr. Fiksenbaum’s employment by the Company without Cause, or by Mr. Fiksenbaum with Good Reason, in addition to the payments and actions set forth above, the Company shall pay to Mr. Fiksenbaum his base salary and benefits (then owed, or accrued on a pro rata basis in proportion to the number of months worked and the base salary).

Upon any termination of Mr. Fiksenbaum’s employment by the Company with Cause, or by Mr. Fiksenbaum without Good Reason, in addition to the payments and actions set forth above, any unvested incentive awards then held by Mr. Fiksenbaum will immediately be forfeited.

Mr. Fiksenbaum is subject to non-competition and non-solicitation clauses pursuant to the terms of the Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Also effective February 1, 2019, each of Bradley Albert and Justin Morris resigned from their officer and director positions with the Company. Mr. Albert served as the Company’s President and Chief Creative Officer, and as a member of the Company’s Board of Directors. Mr. Morris served as the Company’s Chief Operating Officer and as a member of the Company’s Board of Directors. The resignations were not the result of a disagreement with the Company, known to an executive officer of Company, on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On February 7, 2019, the Company issued a press release announcing Mr. Fiksenbaum’s appointment as President and the resignations of Messrs. Albert and Morris. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated February 1, 2019 between the registrant and Jordan Fiksenbaum.
99.1	Press release of the registrant dated February 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Recall Studios, Inc.

Date: February 7, 2019	By:	/s/ John Textor
	Name:	John Textor
	Title:	Chief Executive Officer